Exhibit 10.7

FORBEARANCE & MODIFICATION AGREEMENT

THIS FORBEARANCE & MODIFICATION AGREEMENT (“Agreement”) is entered into effective as of December 5, 2023 (“Forbearance Effective Date”) by and between Amtech Systems, Inc., an Arizona corporation (“Amtech”), Bruce Technologies, Inc., a Massachusetts corporation (“Bruce”), BTU International, Inc., a Delaware corporation (“BTU”), Intersurface Dynamics, Inc., a Connecticut corporation (“Intersurface”), P.R. Hoffman Machine Products, Inc., an Arizona corporation (“Hoffman”) and Entrepix, Inc., an Arizona corporation (“Entrepix”, and together with Amtech, BTU, Bruce, Intersurface and Hoffman, the “Existing Borrowers” and each an “Existing Borrower”), Advanced Compound Materials, Inc., a Delaware corporation (“ACM” and together with the Existing Borrowers, the “Borrowers” and each a “Borrower”) and UMB Bank, N.A. (“Lender”). The Borrowers and Lender are parties to a Loan and Security Agreement dated January 17, 2023 (as amended, modified and/or restated from time to time, the “Loan Agreement”). Pursuant to the Loan Agreement, the Existing Borrowers have executed and delivered to Lender a Revolving Note dated January 17, 2023 in the original principal amount of $8,000,000 (as amended, modified and/or restated from time to time, the “RLOC Note”) evidencing a revolving line of credit (the “RLOC”), a Term Note dated January 17, 2023 in the principal amount of $12,000,000 (as amended, modified and/or restated from time to time, the “Term Note” and together with the RLOC Note, the “Notes”) evidencing a fully funded term loan (the “Term Loan” and together with the RLOC, the “Loans”), and a Negative Pledge Agreement dated January 17, 2023 (as amended, modified and/or restated from time to time, the “Negative Pledge Agreement”). The Loan Agreement, Notes, Negative Pledge Agreement and all other documents and agreements related to the foregoing are hereinafter the “Loan Documents”. Capitalized terms not otherwise defined herein will have the meaning given to them in the applicable Loan Documents.

WHEREAS, as of December 4, 2023, (a) the outstanding principal balance of the RLOC Note is $0.00, (b) the accrued and unpaid interest in respect of the RLOC Note is $0.00; (c) the outstanding principal balance of the Term Note is $10,035,739.78 and (d) the accrued and unpaid interest in respect of the Term Note is $5,335.67; and

WHEREAS, Lender has become aware that one or more Existing Borrower has (a) failed to maintain the required Senior Debt to EBITDA ratio at September 30, 2023 in accordance with Section 10.1 of the Loan Agreement, (b) failed to maintain the required Fixed Charge Coverage ratio at September 30, 2023 in accordance with Section 10.2 of the Loan Agreement, each of which constitutes an Event of Default under the Loan Documents, and (c) become a party to a transaction wherein it acquired the Capital Securities of ACM in violation of Section 9.4 of the Loan Agreement (collectively, the “Specific Defaults”); and

WHEREAS, ACM was formed on May 19, 2023 as a Wholly-Owned Subsidiary of Amtech, and Borrowers have requested that ACM be added to the credit facility evidenced by the Loan Documents as a “Borrower” for all purposes; and

WHEREAS, the Borrowers have requested that Lender forbear from exercising the rights and remedies available to it as a result of the Specific Defaults and to provide certain other new financial accommodations to the Borrowers.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.
Recitals, Incorporation, Time. The recitals to this Agreement are a part of this Agreement for all purposes and are true and accurate in all respects. All times specified in this Agreement will be measured by Phoenix, Arizona local time.

2.
Specific Defaults. Each Borrower expressly acknowledges the occurrence and existence of the Specific Defaults.

3.
Forbearance Period. Subject to each Borrower’s continuing compliance with the terms and conditions of this Agreement, Lender will forbear from exercising the remedies available to it based on the Specific Defaults from the date hereof through the earlier of (a) in Lender’s sole discretion, at any time after a breach or default by a Borrower under this Agreement or any Event of Default under any other Loan Document (other than the Specific Defaults) or (b) 11:00 AM on January 17, 2025 (hereinafter, such period is the “Forbearance Period”).

4.
Joinder Agreement. As a condition to the effectiveness of this Agreement, ACM will execute and deliver to Lender, a Joinder Agreement in form and substance acceptable to Lender, which Joinder Agreement will have the effect of adding ACM to the credit facility evidenced by the Loan Document for all purposes.

5.
Modifications to Loan Agreement. As of the Forbearance Effective Date, each Borrower and Lender agree that the Loan Agreement is amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (b) to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the conformed copy of the Loan Agreement attached hereto as Exhibit A.

6.
13-Week Cash Flow. On or before December 8, 2023, Borrower will prepare and deliver to Lender a thirteen-week budget of cash flows for the thirteen-week period commencing Saturday, December 2, 2023 (the “Cash Flow Projections”). Thereafter, each Tuesday at or before 11:00AM, Borrower will deliver to Lender in form and substance acceptable to Lender (a) a “Budget to Actual” comparison for the calendar week ended the immediately preceding Friday (the “Friday Close”) on a line item and aggregate basis, and (b) an additional week of budgeted cash flows for the one-week period commencing immediately after the then last-budgeted Friday Close, such that the Cash Flow Projections shall always include thirteen weeks of projections and analysis (each such additional week being a “Cash Flow Projection Add-On”). Each weekly “Budget to Actual” comparison will be certified as true and correct in all material respects by the Chief Financial Officer of each Borrower, and each Cash Flow Projection Add-On will be certified as Borrower’s good faith projection of cash flows for such add-on period by the Chief Financial Officer of each Borrower.

7.
Field Exam. Lender will conduct an internal field exam of Borrowers contemplated to be commenced on or about February 1, 2024. Each Borrower will fully cooperate with Lender’s field examiners and other professionals and will promptly provide Lender (or its nominees) such information, access and verifications it reasonably requests in connection with each such exam. The Borrowers will be responsible for reimbursement of Lender’s actual out-of-pocket costs and expenses in connection with such exam, including without limitation, Lender’s standard per diem charge for internal audit personnel.

8.
Office Building Sale. Borrower is contemplating the sale of the office building located at 131 S. Clark Drive, Tempe, Arizona 85288 (the “Arizona Office Building”). In the event of a sale of the Arizona Office Building, at closing, Borrowers will cause not less than fifty percent (50%) of the net sales proceeds of such transaction to be funded directly to Lender for application against the outstanding principal balance of the RLOC.

9.
A/R Insurance. Without limiting any provisions in the Loan Agreement relating to foreign credit insurance, on or before December 31, 2023, Borrower will obtain and provide to Lender, detailed terms of and one or more pricing quotes by a reputable insurer acceptable to Lender, for insurance of substantially all of Borrowers’ accounts receivable, foreign and domestic (all to the extent of the availability of such coverage).

10.
Forbearance & Modification Fee. The Borrowers will pay Lender a forbearance and modification fee equal to $5,000, which is fully earned, due and payable as of the Forbearance Effective Date (the “Forbearance Fee”).

11.
Defaults. The continuation, occurrence or discovery of any default or event of default (whether now or hereafter existing) in respect of the any Loan Document (other than the Specific Defaults) will constitute a default under this Agreement, will constitute a default under the Loan Agreement and Notes and will constitute a default, breach and event of default under each and every Loan Document without exception. The failure of a Borrower to perform any and all obligations under this Agreement as and when due and without notice will constitute a default under this Agreement. Any default hereunder by a Borrower will constitute an Event of Default under each and every Loan Document without exception.

12.
Expenses. Without limiting any of the other expense reimbursement provisions contained in the Loan Documents, each Borrower will, within one Business Day of request therefor by Lender, pay all actual expenses and costs of Lender (including, without limitation, the attorney fees, costs and expenses for Lender’s outside counsel) in connection with the credit facility generally and the continuing analysis and administration of the credit facility and Loan Documents and in connection with the preparation, negotiation, execution, approval and administration of this Agreement and any and all other documents, instruments and other things now or hereafter deemed necessary or desirable by Lender in connection with or related to this Agreement and/or the other Loan Documents and in connection with the exercise of any and all remedies it has in connection therewith and in connection with any realization on its collateral. This provision shall expressly survive the conclusion of the Forbearance Period.

13.
Modification of Loan Documents. Lender and each Borrower agree that the Loan Documents are hereby modified as the context may require by the terms of this Agreement.

14.
No Impairment. Except as expressly set forth herein, the terms and provisions set forth in the Loan Documents, all of which are incorporated herein, are unmodified and shall remain in full force and effect and each Borrower hereby ratifies and confirms such terms and provisions. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair, or act as a release or relinquishment of, any of the Loan Documents or any rights of Lender under the Loan Documents, or any lien, security interest or assignment granted to and/or held by Lender in connection with the Loans. The execution of this Agreement by Lender does not constitute a waiver, limitation or modification of any of Lender rights or remedies under the Loan Documents or applicable law, all of which Lender hereby expressly reserves, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents.

15.
Release. Each Borrower does hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, including without limitation, such matters which in any way directly or indirectly arising out of or in any way connected to this Agreement and the Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Each Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Lender that neither of them have purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

16.
Non-Reliance. Each Borrower expressly warrants that it has carefully read this Agreement (including this disclaimer of reliance), understands its contents (which include without limitation, a conformed amendment to the Loan Agreement and the general release above) and executes this Agreement as its own free act. Each Borrower expressly warrants that no promise or agreement which is not herein expressed has been made to such Borrower relating to the Loan Documents in executing this Agreement, and that it is not relying upon (and in fact, expressly disclaims reliance upon) any statement or representation of Lender or any party or any agent of the Lender being released hereby. Each Borrower agrees this is a negotiated arm’s-length transaction (no fiduciary relationship exists) and each Borrower is relying solely on its own judgment to assess the benefits and burdens of this Agreement. Each Borrower has been represented by counsel in connection with this Agreement. Each Borrower has been afforded sufficient opportunity to consult with any financial, tax or other advisors as it deems necessary or desirable in connection with this Agreement. Each Borrower covenants that it has read the entire contents of this Agreement in full and is aware of the legal benefits and consequences of this Agreement.

17.
Ratification; Estoppel; Reaffirmation and Additional Representation.

A. Each Borrower does hereby reaffirm and ratify the Loan Documents, as amended, modified and supplemented.

B. Each Borrower does hereby reaffirm to Lender each of the representations, warranties, covenants and agreements set forth in the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender.

C. Each Borrower further represents and warrants that, as of the date hereof, they have no counterclaims, defenses or offsets of any nature whatsoever to the Loans or any of the Loan Documents, and that, as of the date hereof, except with respect to the Specific Defaults, no default has occurred or exists under any of the Loan Documents.

D. Each Borrower does hereby ratify, affirm, reaffirm, acknowledge, confirm and agree that the Loan Documents, as amended, modified and supplemented hereby and by this Agreement, represent the valid, enforceable and collectible obligations of such Borrower.

E. Each Existing Borrower further represents and warrants that, as of the date hereof, there have been no amendments, modifications, and/or restatements of such Borrower’s Organizational Documents (as defined in the Loan Agreement) since January 17, 2023, and ACM further represents and warrants that, as of the date hereof, there have been no amendments, modifications, and/or restatements of ACM’s Organizational Documents (as defined in the Loan Agreement) since May 19, 2023.

18.
Tax Treatment. For U.S. federal, and applicable state and local, income tax purposes, the Borrowers and Lender agree to treat the modification of the Loan Agreement pursuant to this Agreement as a deemed exchange in which the Term Note and RLOC Note outstanding prior to the Forbearance

Effective Date is exchanged for a new Term Note and a new RLOC Note in a transaction described in Section 1001 of the Code and Section 1.1001-3 of the United States Treasury Regulations in which the amount realized in the exchange is equal to the tax basis of the property exchanged and no cancellation of indebtedness income is realized.

19.
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and personal representatives.

20.
Governing Law and Forum. The terms and conditions of this Agreement and all of the other Loan Documents shall be governed by the laws of the State of Arizona other than its conflicts of laws provisions.

NOTWITHSTANDING PROVISIONS IN THE LOAN AGREEMENT, THE NOTES, THE NEGATIVE PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE CONTRARY, ANY LITIGATION OR OTHER ACTIONS BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTES AND THE OTHER RELATED DOCUMENTS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ARIZONA OR IN THE UNITED STATES DISTRICT COURT FOR ARIZONA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ARIZONA AND OF THE UNITED STATES DISTRICT COURT FOR ARIZONA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA AND BY ANY OTHER LAWFUL MEANS OF SERVICE OF PROCESS PERMITTED UNDER THE LAWS OF THE STATE OF ARIZONA. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

21.
Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart signature page.

22.
No Waiver. Nothing contained in this letter may be construed as a waiver of, or promise to waive any event of default, including without limitation the Specific Defaults, and, subject to the Forbearance Period, Lender hereby reserves all rights and remedies of every kind and nature in respect of all breaches, defaults and events of default in respect of every Loan Document, including without limitation, in respect of the Specific Defaults.

23.
Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

24.
Conflict Between Terms. In the event of a conflict between or among the terms, covenants, conditions or provisions of this Agreement or the Loan Documents, the terms of this Agreement shall control, and in the event of any ambiguities which may be created by a conflict between the terms of this Agreement and the terms of the other Loan Documents, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for such obligations and liabilities thereunder and/or provide Lender the maximum assurance of payment of such liabilities and obligations in full.

25.
Revival of Liability. To the extent any payment or payments made to Lender under this Agreement, the Loan Documents, or any payment or proceeds of any collateral received by Lender in the reduction of the indebtedness evidenced therein or with respect to any of the allocations evidenced by this Agreement or any related documents are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to a Borrower or any other person liable for any of the obligations evidenced and/or secured by this Agreement or any other related documents, whether directly or indirectly, as a debtor-in-possession or to a receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the indebtedness of the Borrowers evidenced hereby or such other liable person intended to have been satisfied by such payment or proceeds will be revived and will continue in full force and effect as if such payment or proceeds had never been received by Lender.

26.
Waiver of Jury Trial. EACH BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY ALL PARTIES.

27.
Amendment; No Oral Modification; Final Expression. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by the Borrowers and Lender.

Missouri Revised Statute § 432.047 Notice. If and to the extent it were to apply, the following notice is included with this Forbearance & Modification Agreement in order to comply with Missouri Revised Statute § 432.047, and the following notice is not intended to make this Forbearance &Modification Agreement a replacement for any Loan Document, or to alter Lender’s and the Borrowers’ written agreement in this Forbearance & Modification Agreement or any other Loan Document:

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

28.
Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

[signature pages to follow]

IN WITNESS WHEREOF, the parties have executed this Forbearance & Modification Agreement effective as of the date first written above.

BORROWERS:

AMTECH SYSTEMS, INC., an Arizona corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer	BRUCE TECHNOLOGIES, INC., a Massachusetts corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer
BTU INTERNATIONAL, INC., a Delaware corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer.	INTERSURFACE DYNAMICS, INC., a Connecticut corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer
P.R. HOFFMAN MACHIN PRODUCTS, INC., an Arizona corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer	ENTREPIX, INC., an Arizona corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer
ADVANCED COMPOUND MATERIALS, INC., a Delaware corporation By: /s/ Lisa D. Gibbs Name: Lisa D. Gibbs Title: Chief Financial Officer

LENDER:

UMB BANK, N.A.

By:_/s/ Sarah George____________________________________
Name: Sarah George

Title: Assistant Vice President

EXHIBIT A

LOAN AND SECURITY AGREEMENT

[Omitted and Filed as an Exhibit to the Registrant’s Form 10-K]